Exhibit 99.3

PROXY CARD

Cantor Equity Partners I, Inc.

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANTOR EQUITY PARTNERS I, INC. (“CEPO”)

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders of Cantor Equity Partners I, Inc. (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Brandon Lutnick and Jane Novak, and each of them independently, with full power of substitution, as proxies to vote the shares of CEPO that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of CEPO to be held at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105 and virtually on [   ], 2026, at [   ], Eastern Time, accessible at https://www.cstproxy.com/[   ] or at such other time, on such other date and at such other place to which the Meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on [   ], 2026, at [   ], Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.cstproxy.com/[   ].

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

PROXY

CANTOR EQUITY PARTNERS I, INC.

THE BOARD OF DIRECTORS OF CANTOR EQUITY PARTNERS I, INC. RECOMMENDS A VOTE
“FOR” PROPOSALS 1 THROUGH 5.

(1)	Proposal 1 – The Business Combination Proposal - to approve and adopt the Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), dated as of July 16, 2025, by and among CEPO, BSTR Holdings, Inc., a Delaware corporation (“Pubco”), BSTR Intermediate, a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“CEPO Merger Sub”), BSTR Holdings (Cayman), a Cayman Islands exempted company (the “Seller”), BSTR Newco, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Seller (“Newco”), PEMS Sub A, Inc., a Delaware corporation and a wholly owned subsidiary of CEPO (“CEPO Subsidiary A”), PEMS Sub B, Inc., a Delaware corporation and a wholly owned subsidiary of CEPO Subsidiary A (“CEPO Subsidiary B”), and PEMS Merger Sub C, Inc., a Delaware corporation and a wholly owned subsidiary of CEPO Subsidiary B (“Newco Merger Sub”), pursuant to which and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing”), (i) CEPO will merge with and into CEPO Merger Sub, with CEPO Merger Sub continuing as the surviving entity and as a result of which (a) immediately prior to the effective time of the CEPO Merger (as defined below) (the “Effective Time”), each issued and outstanding Class B ordinary share, par value $0.0001 per share, of CEPO (“CEPO Class B Ordinary Shares”) will automatically convert into one Class A ordinary share, par value $0.0001 per share, of CEPO (the “CEPO Class A Ordinary Shares”), and (b) at the Effective Time, the holders of CEPO Class A Ordinary Shares will receive one share of Class A common stock, par value $0.01 per share, of Pubco (“Pubco Class A Stock”) for each CEPO Class A Ordinary Share held by such CEPO shareholder (the “CEPO Merger”) and (ii) at least two (2) hours after the CEPO Merger, Newco Merger Sub will merge with and into Newco, with Newco continuing as the surviving company, and as a result of which (a) the Seller will receive an equal number of shares of Pubco Class A Stock and Class B common stock, par value $0.01 per share, of Pubco (“Pubco Class B Stock” and, together with the Pubco Class A Stock, the “Pubco Stock”) in exchange for its Class A common membership interests of Newco (“Newco Class A Interests”) and Class B common membership interests of Newco and (b) the investors who entered into the subscription agreements with Newco, Pubco and CEPO (the “Newco Equity Investors”) to purchase, in a private placement immediately prior to the Newco Merger (as defined below), Newco Class A Interests at $10.00 per interest, in exchange for 845 Bitcoin in the aggregate, will receive nonvoting units of Newco (the “Newco Exchange Interests”) on a one-for-one basis in exchange for their Newco Class A Interests, which Newco Exchange Interests may be redeemed, at the request of the holder thereof, in exchange for an equal number of shares of Pubco Class A Stock or, at Pubco’s election, the cash equivalent (such merger, the “Newco Merger,” and together with the CEPO Merger and the other transactions contemplated by the Business Combination Agreement and the ancillary agreements thereto, the “Business Combination”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

(2)	Proposal 2 – The Merger Proposal – to approve and authorize the CEPO Merger and the plan of merger for the CEPO Merger to be entered into by CEPO Merger Sub, CEPO and Pubco (the “CEPO Plan of Merger”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	Proposal 3 – The Organizational Documents Proposals – to consider and vote, on a non-binding advisory basis, upon separate proposals to approve the material differences between the Amended and Restated Memorandum and Articles of Association of CEPO (the “CEPO Memorandum and Articles”) and the Amended and Restated Certificate of Incorporation of Pubco and Pubco’s Amended and Restated Bylaws, specifically to approve (collectively, the “Organizational Documents Proposals”):

●	Proposal A: Pubco’s capitalization will be increased so that the authorized capital stock of Pubco will consist of 5,500,000,000 shares of common stock, par value $0.01per share, which shall include 5,000,000,000 shares of Pubco Class A Stock, and, 500,000,000 shares of Pubco Class B Stock and [●] shares of Preferred Stock, par value $0.01 per share.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal B: the size and composition of the board of directors will be changed to seven (7) directors including four directors designated by the Seller, one of whom shall be the Chief Executive Officer of Pubco, and three directors qualifying as independent directors under NYSE Rules or the rules of any other applicable national securities exchange.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal C: the Proposed Organizational Documents will provide for an unclassified Pubco Board.

☐	FOR	☐	AGAINST	☐	ABSTAIN

●	Proposal D: the Proposed Organizational Documents will not include such provisions related to CEPO’s status as a blank check company, which no longer will apply upon consummation of the Business Combination, as the surviving entity, Pubco, will not be a blank check company at such time.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)	Proposal 4 – The Nasdaq Proposal – to approve a proposal for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of (i) shares of Pubco Stock in connection with the Business Combination, (ii) CEPO Class A Ordinary Shares, if any, to be issued in repayment of all or any portion of the outstanding loans payable to Cantor EP Holdings I, LLC, (iii) CEPO Equity PIPE Shares (as defined in the Proxy Statement), and (iv) additional shares of Pubco Class A Stock that will, upon Closing, be reserved for issuance (a) upon conversion of the Convertible Notes (as defined in the Proxy Statement) issued pursuant to the Convertible Notes Subscription Agreements (as defined in the Proxy Statement) and the preferred stock of Pubco issued pursuant to the Preferred Stock Subscription Agreement (as defined in the Proxy Statement) and Convertible Notes Subscription Agreements, (b) upon redemption and exchange of the Newco Exchange Interests, and (c) pursuant to the Incentive Plan (as defined in the Proxy Statement), to the extent such issuances would require shareholder approval under Nasdaq Rule 5635.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(5)	Proposal 5 – The Adjournment Proposal – to approve a proposal to adjourn the Meeting to a later date or dates, if it is determined by CEPO additional time is necessary or appropriate to complete the Business Combination or for any other reason.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature, if held jointly _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.